SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: April 23, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

        1-1105                                             13-4924710
(Commission File Number)                       (IRS Employer Identification No.)


         One AT&T Way
    Bedminster, New Jersey                                  07921
(Address of Principal Executive                           (Zip Code)
          Offices)


       Registrant's telephone number, including area code: (800) 257-7865


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

A New York                      Commission File                  I.R.S. Employer
Corporation                        No. 1-1105                     No.13-4924710

Form 8-K                                                              AT&T Corp.
April 23, 2003


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) EXHIBITS

                Exhibit 99 - Press release dated April 23, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

        On April 23, 2003, AT&T Corp. issued a press release announcing first quarter 2003 earnings. A copy of the press release is attached as Exhibit 99.

This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Form 8-K                                                              AT&T Corp.
April 23, 2003



                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AT&T CORP.




                             /s/  Robert S. Feit
                             ----------------------------------
                             By:  Vice President - Law and Secretary


April 23, 2003

                                                                      EXHIBIT 99


                                                             [AT&T LOGO OMITTED]
News Release
--------------------------------------------------------------------------------
FOR RELEASE WEDNESDAY, APRIL 23, 2003

                   AT&T Announces First Quarter 2003 Earnings

o Earnings per diluted share from continuing operations of $0.67, compared to $0.60 per diluted share in the prior year first quarter

o       Consolidated revenue of $9.0 billion for the quarter

o       Operating income of $1.2 billion for the quarter

BEDMINSTER, N.J. -- AT&T (NYSE: T) today reported income from continuing operations of $529 million, or earnings per diluted share of $0.67, for the first quarter of 2003. The company's current quarter income from continuing operations compares favorably to income of $446 million, or earnings per diluted share of $0.60, in the first quarter of 2002.

First quarter 2003 net income of $571 million, or earnings per diluted share of $0.73, included income of $42 million, or $0.06, related to the cumulative effect of the adoption of a new accounting standard. First quarter 2002 net loss of $975 million, or $1.32 per diluted share, included losses of $0.76 and $1.16 from discontinued operations and the cumulative effect of the adoption of a new accounting standard, respectively.

"AT&T's solid first quarter results demonstrate our continued success in executing in the marketplace, taking market share and growing key areas of our business despite ongoing economic weakness and a difficult telecom services operating environment," said AT&T Chairman and CEO David W. Dorman. "We remain focused on meeting customer needs and further differentiating AT&T through targeted investments aimed at improving our network capabilities and cost structure in ways that our competitors simply cannot match."

AT&T reported first quarter 2003 consolidated revenue of $9.0 billion, which included $6.4 billion from AT&T Business Services and $2.5 billion from AT&T Consumer Services. This represents a decline of 5.9 percent versus the first quarter of 2002, primarily due to continued declines in long distance (LD) voice services, partially offset by growth in several key segments of AT&T Business Services, as well as the continued success of AT&T Consumer Services' bundled local and LD offering. AT&T Business Services revenue declined by 1.4 percent compared with the prior year first quarter, while AT&T Consumer Services revenue declined by 17.8 percent.

AT&T's first quarter 2003 operating income totaled $1.2 billion, resulting in a consolidated operating margin of 13.0 percent. AT&T Business Services posted operating income of $600 million, yielding a margin of 9.3 percent, while AT&T Consumer Services generated operating income of $632 million, yielding a margin of 24.9 percent.

Outlook

AT&T expects that it will meet or exceed its previously stated 2003 consolidated revenue growth and operating income margin guidance. The company has lowered its guidance for 2003 capital expenditures from a prior range of $3.3 to $3.5 billion to around $3.0 billion.

AT&T UNIT HIGHLIGHTS

Effective with the current reporting period, AT&T is providing additional product-line revenue detail as part of its quarterly financial disclosures. Within AT&T Business Services, the company is now providing quarterly revenue for long distance voice, local voice, data services, Internet protocol & enhanced services (IP&E-services), outsourcing, professional services & other as well as additional operational details. Within AT&T Consumer Services, the company is now providing quarterly revenue for standalone long distance, transactional & other services, as well as bundled services.

AT&T Business Services

o Revenue was $6.4 billion, a decline of 1.4 percent from the prior year first quarter. The unit's revenue performance reflects continued weakness in retail demand and overall telecommunications spending, partially offset by strong growth in local, wholesale and IP&E-services revenue.

o The managed component of total data services, and IP&E-services revenue grew nearly 7 percent from the prior year first quarter and now comprises 30 percent of this revenue total.

o Total data services revenue declined 0.9 percent and IP&E-services revenue grew 9.1 percent, from the prior year quarter.

o Local voice revenue grew approximately 25 percent from the prior year first quarter. Local access lines grew approximately 24 percent versus the first quarter of 2002, with approximately 157,000 lines being added in the 2003 first quarter. Local access lines totaled nearly 3.8 million at the end of the current reporting period.

o Long distance voice revenue declined 2.9 percent on a year-over-year basis, driven by continued pricing pressure and weakness in retail demand, partially offset by growth in wholesale revenue. Volumes grew approximately 12 percent on a year-over-year basis, driven by strong wholesale growth, which more than offset the decline in retail volumes.

o Operating income totaled $600 million. Operating margin was 9.3 percent, compared with 13.3 percent in the prior year first quarter. This decline is primarily due to continued pricing pressure, weak retail demand resulting from a soft economy, and a mix shift from higher margin retail LD service to lower margin wholesale service.

AT&T Consumer Services

o Revenue was $2.5 billion, a decline of 17.8 percent versus the prior year first quarter, driven by the continued impact of wireless and Internet substitution, competition and customer migration to lower priced products and calling plans. The revenue decline was partially offset by growth in bundled revenue, which nearly doubled compared to the prior year first quarter and now represents approximately 17 percent of total AT&T Consumer revenue.

o       Operating income totaled $632 million, yielding an operating margin of
        24.9 percent, compared with 26.6 percent in the prior year first quarter. The year-over-year decline reflects the impact of substitution, competition, and mix shift, mitigated by the successful management of expenses.

o At the end of the first quarter, AT&T Consumer provided local service to approximately 2.8 million customers, an increase of more than 119 percent from the prior year first quarter. During the current reporting period, AT&T announced an expanded presence in Georgia as well as its intention to enter the District of Columbia, Indiana and Massachusetts markets. The company expects to offer local service in 11 markets by the second quarter of 2003.


OTHER CONSOLIDATED FINANCIAL HIGHLIGHTS


o AT&T ended the quarter with net debt of $12.0 billion. Net debt is defined as total debt of $18.1 billion less cash of $4.9 billion, restricted cash of $0.5 billion and foreign debt fluctuations of $0.8 billion.

o       Capital expenditures for the first quarter were $662 million.

o The effective tax rate for the first quarter of 35.2 percent was positively impacted by the recognition of tax benefits recorded in connection with the exchange and sale of AT&T's remaining interest in AT&T Wireless. The tax rate excluding these transactions would have been 40.5 percent.

o AT&T realized a $20 million net reduction in operating expenses during the first quarter of 2003 due to its adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

DEFINITIONS and NOTES

AT&T Business Services

LD Voice - includes all of AT&T's domestic and international LD revenue, including Intralata toll when purchased as part of an LD calling plan.

Local Voice - includes all local calling and feature revenue, Intralata toll when purchased as part of a local calling plan, as well as Inter-carrier local revenue.

Data Services- includes bandwidth services (dedicated private line services through high-capacity optical transport), frame relay and asynchronous transfer mode (ATM) revenue for LD and local, as well as revenue for managed data services.

Internet Protocol & Enhanced Services (IP&E-services) - includes all services that ride on the IP common backbone or that use IP technology, including managed IP services, as well as application services (e.g., hosting, security).

Outsourcing, Professional Services & Other - includes complex bundled solutions primarily in the wide area/local area network space, AT&T's professional services revenue associated with the company's federal government customers, as well as all other Business Services revenue (and eliminations) not previously defined. Also included revenue from AT&T Latin America prior to the first quarter of 2003.

Data,  IP&E-Services  -  Percent  Managed -  Managed  services  refers to AT&T's
management  of  a  client's  network  or  network  and  applications   including
applications that extend to the customer premise equipment.

Data, IP&E-Services - Percent International - A data service that either originates or terminates outside of the United States, or an IP&E-service installed or wholly delivered outside the United States.

AT&T Consumer Services

Bundled Services - includes any customer with a local relationship as a starting point, and all other AT&T subscription-based voice products provided to that customer.

Standalone  LD,  Transactional  & Other  Services - includes any  customer  with
solely   a  long   distance   relationship,   non-voice   products,   or  a  non
subscription-based relationship.

Local Customers - residential customers who subscribe to AT&T Local service.

Bundled Households - number of households in targeted markets where there is general availability of AT&T Local service.

Other Definitions and Notes

Restricted cash - includes $0.5 billion of cash that collateralizes a portion of private debt and is included in other assets on the balance sheet.

Foreign currency fluctuations - represents mark-to-market adjustments that increased the debt balance by approximately $0.8 billion at March 31, 2003, on non-U.S. denominated debt of about $4.0 billion. AT&T has entered into foreign exchange hedges that substantially offset the fluctuations in the debt balance. The offsetting mark-to-market adjustments of the hedges are included in other assets on the balance sheet.

Monetization - represents debt that was exchangeable into, and collateralized by, shares of AT&T Wireless.

Income Statement

                                                  AT&T Corp. Consolidated Statements of Income (Unaudited)
                                                       Dollars in millions (except per share amounts)

                                                                           Three Months Ended March 31,


                                                                                  2003          2002               Change
      REVENUE
      AT&T Business Services                                                   $ 6,437       $ 6,528                (1.4%)
      AT&T Consumer Services                                                     2,536         3,086               (17.8%)
      Corporate and Other                                                           13           (66)              119.7%

      Total Revenue                                                              8,986         9,548                (5.9%)

      OPERATING EXPENSES
      Access and other connection                                                2,698         2,788                (3.2%)
      Costs of services and products                                             2,011         2,014                (0.1%)
      Selling, general and administrative                                        1,921         1,937                (0.8%)
      Depreciation and amortization                                              1,186         1,175                 1.0%
      Net restructuring and other charges                                            4             -                   NA

      Total operating expenses                                                   7,820         7,914                (1.2%)

      Operating Income                                                           1,166         1,634               (28.7%)
      Other income (expense), net                                                   10           (55)              118.9%
      Interest (expense)                                                          (332)         (396)              (16.0%)


      Income from continuing operations before income taxes,
      minority interest income, and net earnings (losses) related to
      equity investments                                                           844         1,183               (28.7%)

      (Provision) for income taxes                                                (297)         (479)              (38.0%)
      Minority interest income                                                       1            20               (96.6%)
      Net (losses) related to equity investments                                   (19)         (278)               93.2%


      Income from continuing operations                                            529           446                18.5%
      (Loss) from discontinued operations - net of taxes                             -          (565)              100.0%
      Cumulative effect of accounting changes - net of taxes                        42          (856)              104.9%

      Net income (loss)                                                          $ 571         $(975)              158.6%


      Weighted-average common shares (millions)                                    784           709
      Weighted-average common shares and potential common shares
      (millions)                                                                   785           738

      PER BASIC SHARE:
      Earnings from continuing operations                                       $ 0.67        $ 0.63                 6.3%
      (Loss) from discontinued operations                                            -         (0.80)              100.0%
      Cumulative effect of accounting changes                                     0.06         (1.21)              105.0%

      Earnings (loss) per basic share                                           $ 0.73        $(1.38)              152.9%


      PER DILUTED SHARE:
      Earnings from continuing operations                                       $ 0.67        $ 0.60                11.7%
      (Loss) from discontinued operations                                            -         (0.76)              100.0%
      Cumulative effect of accounting changes                                     0.06         (1.16)              105.2%

      Earnings (loss) per diluted share                                         $ 0.73       $ (1.32)              155.3%



      Dividends declared per share                                            $ 0.1875      $ 0.1875

Quarterly Income Statements

                                         AT&T Corp. Consolidated Statements of Income (Unaudited)
                                                  Dollars in millions (except per share amounts)

                                                                1Q03        4Q02        3Q02       2Q02        1Q02        2002

      REVENUE
      AT&T Business Services                                  $ 6,437     $ 6,588     $ 6,700    $ 6,742     $ 6,528     $26,558
      AT&T Consumer Services                                    2,536       2,736       2,794      2,911       3,086      11,527
      Corporate and Other                                          13         (34)        (85)       (73)        (66)       (258)
      Total revenue                                             8,986       9,290       9,409      9,580       9,548      37,827

      OPERATING EXPENSES
      Access and other connection                               2,698       2,576       2,679      2,747       2,788      10,790
      Costs of services and products                            2,011       2,197       2,066      2,086       2,014       8,363
      Selling, general and administrative                       1,921       2,077       2,032      1,942       1,937       7,988
      Depreciation and amortization                             1,186       1,257       1,243      1,213       1,175       4,888
      Net restructuring and other charges                           4       1,463         (26)         -           -       1,437
      Total operating expenses                                  7,820       9,570       7,994      7,988       7,914      33,466
      Operating income (loss)                                   1,166        (280)      1,415      1,592       1,634       4,361

      Other income (expense), net                                  10         208        (180)       (50)        (55)        (77)
      Interest (expense)                                         (332)       (361)       (355)      (336)       (396)     (1,448)
      Income (loss) from continuing operations before
      income taxes, minority interest income and net
      earnings (losses) related to equity investments             844        (433)        880      1,206       1,183       2,836

      (Provision) for income taxes                               (297)       (225)       (370)      (513)       (479)     (1,587)
      Minority interest income                                      1          33          28         33          20         114
      Net (losses) earnings related to equity investments         (19)         14         (13)      (123)       (278)       (400)
      Income (loss) from continuing operations                    529        (611)        525        603         446         963

      (Loss) from discontinued operations - net of taxes            -        (197)       (318)   (13,433)       (565)    (14,513)
      Gain on disposition of discontinued operations - net
      of taxes                                                      -       1,324           -          -           -       1,324

      Income (loss) before cumulative effect of accounting
      changes                                                     529         516         207    (12,830)       (119)    (12,226)
      Cumulative effect of accounting changes, net of taxes        42           -           -          -        (856)       (856)

      Net income (loss)                                         $ 571       $ 516       $ 207  $ (12,830)     $ (975)  $ (13,082)

      Weighted-average common shares (millions)                   784         776         770        730         709         746
      Weighted-average common shares and potential common
      shares (millions)                                           785         776         788        750         738         766

      PER BASIC SHARE:
      Earnings (loss) from continuing operations               $ 0.67     $ (0.79)     $ 0.68     $ 0.83      $ 0.63      $ 1.29
      (Loss) from discontinued operations                           -       (0.26)      (0.41)    (18.41)      (0.80)     (19.44)
      Gain on disposition of discontinued operations                -        1.71           -          -           -        1.77
      Cumulative effect of accounting changes                    0.06           -           -          -       (1.21)      (1.15)
      Earnings (loss) per basic share                          $ 0.73      $ 0.66      $ 0.27   $ (17.58)    $ (1.38)   $ (17.53)
      PER DILUTED SHARE:

      Earnings (loss) from continuing operations               $ 0.67     $ (0.79)     $ 0.67     $ 0.80      $ 0.60      $ 1.26
      (Loss) from discontinued operations                           -       (0.26)      (0.41)    (17.91)      (0.76)     (18.95)
      Gain on disposition of discontinued operations                -        1.71           -          -           -        1.73
      Cumulative effect of accounting changes                    0.06           -           -          -       (1.16)      (1.12)
      Earnings (loss) per diluted share                        $ 0.73      $ 0.66      $ 0.26   $ (17.11)    $ (1.32)   $ (17.08)

Historical Segment Data

                                                    Segment Disclosures (Unaudited)
                                                          Dollars in millions


                                                               1Q03       4Q02        3Q02       2Q02        1Q02       2002

      AT&T Business Services
      LD Voice                                                 $ 2,961     $ 2,853    $ 3,129     $ 3,224    $ 3,048    $12,254
      Local Voice                                                  335         336        274         277        268      1,155
      Total Voice                                                3,296       3,189      3,403       3,501      3,316     13,409

      Data Services                                              2,000       2,079      2,086       2,077      2,018      8,260
      IP&E-Services                                                445         442        421         406        408      1,677
      Total Data Services, IP&E-Services                         2,445       2,521      2,507       2,483      2,426      9,937

      Outsourcing, Professional Services & Other                   696         878        790         758        786      3,212

      Total Revenue                                              6,437       6,588      6,700       6,742      6,528     26,558
      Operating Income (Loss)(1)                                   600        (612)       854         856        867      1,965
      Operating Margin                                            9.3%       (9.3%)     12.7%       12.7%      13.3%       7.4%
      Capital Expenditures                                         636       1,297        912         930        575      3,714
      Depreciation & Amortization                                1,126       1,173      1,128       1,141      1,104      4,546

      Total Data Services, IP&E-Services - % managed               30%         30%        29%         29%        29%        29%
      Total Data Services, IP&E-Services - % international         14%         15%        14%         15%        13%        14%
      LD Volume Growth - Yr/Yr                                     12%          7%         2%         (1%)       (1%)       N/A
      LD Volume % Wholesale                                        45%         42%        38%         34%        33%        37%


      AT&T Consumer Services
      Standalone LD, Transactional and Other Services          $ 2,112     $ 2,375    $ 2,499     $ 2,670    $ 2,869    $10,413
      Bundled Services                                             424         361        295         241        217      1,114
      Total Revenue                                              2,536       2,736      2,794       2,911      3,086     11,527
      Operating Income(2)                                          632         389        595         787        821      2,592
      Operating Margin                                           24.9%       14.2%      21.3%       27.0%      26.6%      22.5%
      Capital Expenditures                                          22          32         34          33         28        127
      Depreciation & Amortization                                   35          57         89          43         41        230

      Local Customers (in thousands)                             2,778       2,423      1,916       1,549      1,266      2,423
      Bundled Households (in millions)                            32.2        32.2       32.2        17.6       13.1       32.2

      Corporate and Other
      Revenue                                                     $ 13       $ (34)     $ (85)      $ (73)     $ (66)    $ (258)
      Operating Income (Loss)(3)                                   (66)        (57)       (34)        (51)       (54)      (196)
      Capital Expenditures                                           4          17         23          13         10         63
      Depreciation & Amortization                                   25          27         26          29         30        112

      Total AT&T
      Revenue                                                  $ 8,986     $ 9,290    $ 9,409     $ 9,580    $ 9,548    $37,827
      Operating Income (Loss)(4)                                 1,166        (280)     1,415       1,592      1,634      4,361
      Operating Margin                                           13.0%       (3.0%)     15.0%       16.6%      17.1%      11.5%
      Capital Expenditures                                         662       1,346        969         976        613      3,904
      Depreciation & Amortization                                1,186       1,257      1,243       1,213      1,175      4,888

      (1) Includes business restructuring and asset impairment (charges) benefits of ($1,230M) in 4Q02 and $27M in 3Q02.
      (2) Includes business restructuring and asset impairment (charges) benefits of ($223M) in 4Q02 and $12M in 3Q02.
      (3) Includes business restructuring (charges) of ($10M) in 4Q02 and ($13M) in 3Q02.
      (4) Includes business restructuring and asset impairment (charges) benefits of ($1,463M) in 4Q02 and $26M in 3Q02.

                 AT&T Corp. Consolidated Balance Sheets (Unaudited)
                                Dollars in millions

                                                                           March 31,     December 31,          %
                                                                             2003            2002           Change
    ASSETS
    Cash and cash equivalents                                              $ 4,900        $ 8,014           -38.9%
    Accounts receivable, less allowances of $697 and $669                    5,028          5,286            -4.9%

    Deferred income taxes                                                      779            910           -14.4%
    Other current assets                                                     1,150          1,693           -32.1%
      Total Current Assets                                                  11,857         15,903           -25.4%

    Property, plant and equipment, net of accumulated
      depreciation of $32,096 and $31,021                                   25,246         25,604            -1.4%
    Goodwill                                                                 4,660          4,626             0.7%
    Other purchased intangible assets, net of accumulated
      depreciation of $262 and $244                                            542            556            -2.6%
    Prepaid pension costs                                                    3,655          3,596             1.6%
    Other assets                                                             4,463          4,987           -10.5%
    TOTAL ASSETS                                                          $ 50,423       $ 55,272            -8.8%

    LIABILITIES
    Accounts payable                                                       $ 3,384        $ 3,819           -11.4%
    Payroll and benefit-related liabilities                                    941          1,519           -38.0%
    Debt maturing within one year                                            4,346          3,762            15.5%
    Other current liabilities                                                3,046          2,924             4.2%
      Total Current Liabilities                                             11,717         12,024            -2.5%

    Long-term debt                                                          13,786         18,812           -26.7%
    Long-term benefit-related liabilities                                    4,095          4,001             2.3%
    Deferred income taxes                                                    4,768          4,739             0.6%
    Other long-term liabilities and deferred credits                         3,359          3,384            -0.7%
      Total Liabilities                                                     37,725         42,960           -12.2%

    SHAREOWNERS' EQUITY
    AT&T Common Stock, $1 par value, authorized 6,000,000,000 shares;
      issued and outstanding 785,563,631 shares (net of 171,748,905 treasury shares) at March 31, 2003 and 783,037,580 shares
      (net of 171,801,716 treasury shares) at December 31, 2002                786            783             0.3%
    Additional paid-in capital                                              28,079         28,163            -0.3%
    Accumulated deficit                                                    (15,995)       (16,566)            3.4%
    Accumulated other comprehensive loss                                      (172)           (68)         -153.5%
      Total Shareowners' Equity                                             12,698         12,312             3.1%

    TOTAL LIABILITIES & SHAREOWNERS' EQUITY                               $ 50,423       $ 55,272            -8.8%

Note to Financial Media: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-276-0010 to access the call. Callers outside the U.S. should dial + 1-612-326-1003.

In addition, Internet rebroadcasts of the call will be available on the AT&T website beginning later today. The website address is http://www.att.com/ir. An audio rebroadcast of the conference call will be available beginning in the afternoon on Wednesday, April 23 until midnight on Friday, April 25. To access the replay, please visit http://www.att.com/ir, or U.S. callers can dial
800-475-6701, access code 661276. Callers outside the U.S. should dial +1-320-365-3844, access code 661276.


The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

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